Exhibit 10.14

ASSIGNMENT AND
ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is made and entered into effective as of June 2, 2009 (the “Effective Date”) by and between SpeechSwitch, Inc., a New Jersey corporation (the “Assignor”), and GlynnTech, Inc., a New Jersey corporation (the “Assignee”).

WITNESSETH:

WHEREAS, Assignor has an obligation to Deirdra Meagher, Esquire totaling Twelve Thousand Dollars ($12,000) for legal fees; and

WHEREAS, Assignor has agreed to assign this debt to the Assignee in exchange for a promissory note payable to the Assignee; and

WHEREAS, Assignee has agreed to assume the debt and obligation owed by the Assignor to Ms. Meagher; and

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

1.           On the Effective Date, Assignor hereby assigns and delivers to Assignee the debt and obligation for the sum of Twelve Thousand Dollars ($12,000) (the “Debt”) owed by the Assignor to Deirdra Meagher, Esquire.

2.           Assignee hereby accepts the assignment of the Debt from the Assignor and in exchange for accepting this assignment and assuming the obligation pursuant to the Debt, accepts a promissory note payable by the Assignor dated the date hereof for the sum of Twelve Thousand Dollars ($12,000) with the terms and conditions as set forth therein.

3.           This Agreement shall be construed in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SPEECHSWITCH, INC.,
the Assignor

By:	/s/ Bruce Knef

Name:	Bruce Knef

Title:	Board Chairman

GLYNNTECH, INC.,
the Assignee

By:	/s/ Alex P. Glynn

Name:	Alex P. Glynn

Title:	Vice President